Exhibit 10.17

EXECUTION VERSION

CONSULTING AGREEMENT

This Consulting Agreement is entered into as of this 15th day of November, 2018 (this “Consulting Agreement”), by and between Waitr Holdings Inc. (the “Company”), and Steven L. Scheinthal (“Consultant”). The Company and Consultant may also be referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, Consultant served as the Vice President, General Counsel and Secretary of the Company since its inception through its business combination with Waitr Incorporated (the “Business Combination”), and Consultant has significant experience serving as vice president, general counsel and secretary of a public company in the restaurant, hospitality and entertainment industries; and

WHEREAS, the Company wishes to retain Consultant to provide it with consulting services following the Business Combination, and Consultant wishes to be engaged to provide consulting services to the Company, on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, the Parties hereby agree as follows:

1.          Services. During the Term (as defined below), Consultant agrees, at the direction of the Company’s Board of Directors (the “Board”) or chief executive officer (“CEO”), to provide his expertise, advice and assistance on such projects as reasonably requested, not to exceed 15 hours per month, subject to reasonable notice by the Company to Consultant of the request to provide such services (the “Services”). Consultant will perform the Services under the general supervision of the Board and the CEO, but Consultant will determine, in Consultant’s sole discretion, the manner and means by which and where the Services are to be performed. The Company has no right or authority to control the manner or means by which or where the Services are performed.

2.          Independent Contractor Status. Consultant agrees that Consultant is an independent contractor and that Consultant is not entitled to and shall not claim any of the rights, privileges or benefits of an employee of the Company. Nothing herein shall be construed to create a joint venture or partnership between the Parties hereto or an employee/employer relationship. Consultant understands that Consultant shall not receive any of the rights, privileges and benefits that the Company extends to its employees, including, but not limited to, pension, retirement savings or welfare benefits, vacation, termination or severance pay or other perquisites by virtue of this Consulting Agreement or by virtue of Consultant’s provision of Services to the Company. The Company shall issue an IRS Form 1099 to Consultant in connection with the Consulting Fees in accordance with applicable law. Consultant is responsible for any and all employment related federal, state and local taxes, unemployment compensation coverage, workers’ compensation insurance and social security payments relating to the Services. Neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any third party.

3.          Compensation. In consideration of the Services to be provided by Consultant hereunder, Consultant shall be issued, on the date hereof, an award of 150,000 restricted shares of common stock (the “Award”) under the Waitr Holdings Inc. 2018 Omnibus Incentive Plan (the “Plan”). The Award will vest in full on the first anniversary of the date of grant, unless the Term of this Consulting Agreement is terminated prior the first anniversary of the date hereof in accordance with Section 4 hereof other than as a result of Consultant’s death or disability (in which case the Award shall be immediately vested in full). The Award shall be subject to the terms and condition set forth in the Plan and a written award agreement.

4.          Term. This Consulting Agreement shall be effective as of the date hereof and continue in full force and effect until the first anniversary of the date hereof, unless otherwise terminated pursuant to this Section 4 (the “Term”). The Term may be terminated (i) by Consultant for any reason or no reason with no less than thirty (30) days’ advance written notice to the Company; (ii) by the Company for Cause upon written notice to Consultant of the event constituting Cause; or (iii) immediately upon the death or disability of Consultant, however, in such event, the Award shall immediately vest in full. Upon termination of the Term, the Company’s only obligations shall be to reimburse any unreimbursed expenses otherwise reimbursable to Consultant under this Consulting Agreement. For purposes of this Section 4, “Cause” means Consultant: (i) is convicted of a felony or a crime involving moral turpitude, (ii) willfully commits fraud, theft, embezzlement or other malfeasance against the business of the Company resulting in material economic or financial injury to the Company or (ii) materially fails to perform his Services hereunder after written notice has been delivered to the Consultant by the Company, which notice specifically identifies the manner in which the Consultant has failed to perform, and the Consultant’s failure to perform his Services hereunder is not cured within thirty (30) days after such notice of failure has been delivered to the Consultant.

5.          Expenses. Consultant is authorized to incur reasonable expenses in carrying out Consultant’s duties for the Company hereunder and shall be promptly reimbursed for all such reasonable business and out-of-town travel expenses directly attributable to the performance of the Services under this Consulting Agreement, subject to the Company’s expense reimbursement policies and any pre-approval policies in effect from time to time. Consultant shall provide the Company with receipts for all expenses for which Consultant expects to be reimbursed.

6.          Confidentiality.

6.1.          Consultant covenants and agrees that while Consultant is engaged by the Company and following termination of that engagement for any reason, all confidential or proprietary information about the Company and its subsidiaries and customers (“Confidential Information”) obtained by Consultant during the course of providing Services hereunder shall be treated by Consultant as confidential, proprietary, and in the nature of trade secrets, and Consultant agrees not to: (i) disclose any Confidential Information to any third party, including employees or consultants of the Company who do not have a legitimate business need to know, without the specific consent of the Company, except as required by law or by existing contracts to which the Company is a party; or (ii) use any Confidential Information for Consultant’s own benefit or for the benefit of any other person or in any way that would be detrimental to the Company’s business.

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6.2.          The absence of any marking or statement that particular information is Confidential Information shall not affect its status as Confidential Information.

6.3.          Confidential Information shall not include information (a) that is or becomes generally available to the public other than through the breach by Consultant of this Consulting Agreement, (b) that is provided to Consultant by a third party that had no confidentiality obligations with respect to such information or (c) that is independently developed by Consultant without reference to confidential or proprietary information of the Company.

6.4.          Notwithstanding anything to the contrary in this Section 6, nothing in this Consulting Agreement prohibits Consultant from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice and the Securities and Exchange Commission and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Consultant does not need the prior authorization of the Company to make any such reports or disclosures and is not required to notify the Company that Consultant has made such reports or disclosures.

7.   Intellectual Property. Consultant agrees that all inventions, technology, designs, innovations and improvements (whether or not patentable and whether or not copyrightable) which are made, conceived, reduced to practice, created, written, designed or developed by Consultant, solely or jointly with others, (i) that directly and exclusively relate to the Company’s proprietary mobile application or any of the technology that is used, developed or obtained by the Company or any of its affiliates or subsidiaries in connection with its business or (ii) if resulting or directly derived from Confidential Information (collectively under clauses (i) and (ii), “Inventions”), shall be the sole property of the Company. Consultant shall and hereby does assign to the Company all Inventions and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere. Consultant agrees to cooperate with and assist Company to apply for, and to execute any applications and/or assignments reasonably necessary to obtain, any patent, copyright, trademark or other statutory protection for Inventions in Company’s name as Company deems appropriate and to otherwise treat all Inventions as Proprietary Information.

8.   Pre-Existing Materials. Subject to Section 7 of this Consulting Agreement, Consultant will provide the Company with prior written notice if, in the course of performing the Services, Consultant incorporates into any Invention or utilizes in the performance of the Services any pre-existing invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Consultant or his affiliates or in which Consultant has an interest, prior to, or separate from, performing Services under this Agreement (“Prior Inventions”). Without limiting the generality of the foregoing, (i) Consultant will provide the Company with prior written notice and (ii) the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Consultant will not incorporate any invention, improvement, development, concept, discovery, idea, original works of authorship, development, improvement, trade secret, concept, or other proprietary information or intellectual property right owned by any third party into any Invention without Company’s prior written permission.

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9.    Return of Property. Upon the termination of this Consulting Agreement for any reason, or at any time when so requested by the Company, Consultant agrees to promptly return and/or permanently delete all documents and data belonging to the Company or related to the Company, its clients, customers or its business in Consultant’s possession or control and any other materials containing Confidential Information, including all hard copies as well as stored data on any electronic device, except to the extent Consultant is at such time serving as a director of the Company and such documents or data relate to such service.

10.   Damages and Injunctive Relief. Consultant acknowledges and agrees that a violation or even a threatened violation of Sections 6, 7, 8 or 9 of this Consulting Agreement by Consultant is likely to result in irreparable harm to the Company and monetary damages alone would not completely compensate the Company for the harm. Accordingly, the Company may obtain an injunction prohibiting Consultant from violating Sections 6, 7, 8 or 9 of the Consulting Agreement, an order requiring Consultant to render specific performance of Sections 6, 7, 8 or 9 of the Consulting Agreement, and/or other appropriate equitable remedies, without the need to post bond, in addition to and not in limitation of any other rights, remedies, or damages available to the Company at law or in equity.

11.   Representations, Warranties and Covenants. Consultant shall comply with all local, state and federal laws that are applicable to Consultant’s obligations under this Consulting Agreement or any related activities. Consultant shall perform under this Consulting Agreement in a professional, ethical and workmanlike manner and in accordance with the highest professional standards in the industry. Consultant represents and warrants to the Company that Consultant has the requisite training, skill set and experience level necessary to perform Consultant’s obligations under this Consulting Agreement. Consultant further represents and warrants that Consultant is able to provide the Services to the Company and that Consultant’s ability to work for the Company is not limited or restricted by any agreements or understandings between Consultant and other persons or companies.

12.   No Assignment. Consultant may not assign, delegate, subcontract or license, in whole or in part, this Consulting Agreement, including without limitation, any of the rights, duties and obligations without the prior written consent of the Company, which consent may be withheld in the Company’s sole discretion. Any attempted assignment, delegation, subcontract or licensing of such rights, duties or obligations without the Company’s prior written consent shall be void and of no effect. The provisions of this Consulting Agreement are binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns.

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13.   Governing Law; Waiver of Jury Trial; Legal Costs. The Parties agree that this Consulting Agreement shall be governed by the laws of the State of Delaware, without regard to any conflicts of law principles. Any dispute arising under or relating to the Consulting Agreement shall be brought in a state or federal court sitting in the State of Delaware, provided that any party may seek injunctive relief in any court of competent jurisdiction. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding, or counterclaim arising out of or relating to this Consulting Agreement. If either party must pursue legal action to enforce or enjoin any action on the other party’s part in contravention of any provision of this Consulting Agreement, the prevailing party (as determined by the Court) shall be entitled to recover its costs, including its reasonable attorneys’ fees in connection with any action in which it successfully obtains an injunction and/or damages.

14.   Waiver. No failure to act by the Company shall waive any right contained in this Consulting Agreement. Any waiver by the Company must be in writing and signed by an officer of the Company to be effective.

15.   No Third Party Beneficiaries. This Consulting Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit, or remedy of any nature whatsoever.

16.   Counterparts. This Consulting Agreement may be executed in multiple counterparts and by facsimile signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

CONSULTANT	WAITR HOLDINGS INC.

/s/ Steven L. Scheinthal	By:	/s/ Chris Meaux
Steven L. Scheinthal		Name: Chris Meaux
Title: Chief Executive Officer

[Signature page to Consulting Agreement]